Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Nicholas Gerber, certify that:

1. I have reviewed this annual report on Form 10-K/A of United States Oil Fund, LP; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 20th day of September, 2007.
By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber Chief Executive Officer of Victoria Bay Asset Management, LLC (Principal executive officer)